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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of Aviron for the registration of 1,124,872 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 2000, with respect to the financial statements of Aviron included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP


Palo Alto, California
November 28, 2000